Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the filing of the Quarterly Report on Form 10-Q of Michaels Stores, Inc., a Delaware corporation (the “Company”), for the period ended July 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: September 7, 2006	/s/ Jeffrey N. Boyer

Jeffrey N. Boyer
President and Chief Financial Officer
(Principal Financial Officer and co-Principal Executive
Officer)

/s/ Gregory A. Sandfort

Gregory A. Sandfort
President and Chief Operating Officer
(co-Principal Executive Officer)
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.